Exhibit 99.2
PROXY SOLICITED BY BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS

            , 2002

SYMMETRICOM, INC.

PROXY—ANNUAL MEETING OF STOCKHOLDERS
This Proxy is solicited on behalf of the Board of Directors

The undersigned holder of Common Stock of Symmetricom, Inc. (“Symmetricom”) hereby appoints Thomas W. Steipp and William Slater, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Stockholders of Symmetricom to be held at             :00 .m. on             , the              of             , 2002, at Symmetricom’s offices at 2300 Orchard Parkway, San Jose, California 95131, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.

(continued and to be signed on the other side)

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Please mark your votes as indicated in this example	☒

	FOR	AGAINST	ABSTAIN
1. Proposal to approve the issuance of shares of Symmetricom common stock to stockholders of Datum in connection with the merger between Datum and a wholly owned subsidiary of Symmetricom.	☐	☐	☐
2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of Symmetricom for the 2003 fiscal year.	☐	☐	☐
	FOR all nominees listed below (except as indicated)	WITHHOLD Authority to vote for all nominees listed
3. Election of Directors	☐	☐
If you wish to withhold authority to vote for any
individual nominee, strike a line through that
nominee’s name in the list below:

Robert T. Clarkson
Robert M. Neumeister
Richard W. Oliver
Krish A. Prabhu
Richard N. Snyder
Thomas W. Steipp

	FOR	AGAINST	ABSTAIN
4. Such other matters that may properly come before the meeting and any adjournments or postponements thereof.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the approval of the issuance of shares of Symmetricom common stock to stockholders of Datum in connection with the merger between Datum and a wholly owned subsidiary of Symmetricom, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors of Symmetricom for the 2003 fiscal year, FOR all nominees listed above for election to Symmetricom’s Board of Directors.

Signature of Stockholder(s)

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

DATE:

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